Exhibit 99.2

News Release

For Immediate Release: December 8, 2020

H&R Block To Introduce Next Phase of Strategic Transformation at Virtual Investor Day

KANSAS CITY, Mo., (GLOBE NEWSWIRE) – Today, H&R Block, Inc. (NYSE: HRB) will introduce its Block Horizons strategy, the next phase of the company’s strategic transformation. This builds on previous work to strengthen the company’s foundation, and will position it for long-term, sustainable growth.

At the virtual event, Chief Executive Officer Jeff Jones, Chief Financial Officer Tony Bowen, and other members of the senior leadership team will provide an in-depth look at the three strategic imperatives that comprise the company’s new long-term strategy.

These imperatives—Small Business, Financial Products, and Block Experience—will enable H&R Block to serve more customers, in more ways, by better leveraging existing assets. They build on the company’s current business and encompass a new approach to the customer experience.

“We’re excited to enter the next phase of our transformation, leveraging our unique combination of human expertise, physical locations, and digital platforms,” Jones said. “We are well-positioned to benefit from the capabilities we have created to help consumers on their terms.”

Jones continued: “Building on the deep trust of millions of customers, our Block Horizons strategy will help the company become a year-round business and improve revenue and earnings growth.”

Today’s event will include details on how Block will execute on its strategy during the upcoming tax season and beyond.

Block Horizons imperatives will guide the company to growth
Block Horizons includes three strategic imperatives grounded in customer insight, market testing and a solid base of current business. They will guide the company’s path to achieving its financial and operational goals.

•Small Business: Building on an already-significant base of 2.4 million small business customers, the company will go to market with two small business brands: Wave and Block Advisors. Through this imperative, H&R Block seeks to further strengthen the spirit of entrepreneurship and enable small business owners to thrive, particularly as they lead the country’s growth post-pandemic.

•Financial Products: With approximately one-third of H&R Block’s 20 million tax customers being under-banked, the company will build on its Emerald Debit Card program, which today is linked to the tax event, to develop a year-round mobile banking platform. In addition, products like Wave Money will make spending and accounting for business transactions easier than ever by automatically bookkeeping business expenses and helping small business owners always be ready for tax time. These products aim to create financial confidence in consumers and small business owners.

•Block Experience: H&R Block is reimagining tax preparation for a digital-first world, blending technology and data with human expertise and care. This includes enabling clients to take advantage of all of Block’s capabilities, whether in-person, digital or a mix of both. MyBlock is the mobile hub that connects tax professionals and customers and becomes the platform to create deeper engagement.

H&R Block also updated its financial principles to reflect the company’s new long-term strategy, including:
•Annual revenue growth goal of 3-6% annually1
•EBITDA2 growing as fast or at a faster rate than revenue
•Redeployment of savings to the highest ROI opportunities
•Maintaining a strong balance sheet and access to liquidity to support growth investments
•Returning capital to shareholders through dividends and share repurchases

At today’s event, H&R Block will also provide an update on how the company plans to measure and manage the business going forward and will provide its outlook for fiscal year 2021.

Webcast Information
H&R Block’s live webcast of the Investor Day event, along with accompanying slides, can be accessed from the company’s website at https://investors.hrblock.com/financial-information/events-calendar, beginning at 10:00 a.m. EST.

About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial products and small business solutions. The company blends digital innovation with the human expertise and care of its associates and franchisees as it helps people get the best outcome at tax time, and better manage and access their money year-round. Through Block Advisors and Wave, the company helps small business owners thrive with disruptive products like Wave Money, a small business banking and bookkeeping solution, and the only business bank account to manage bookkeeping automatically. For more information, visit H&R Block News or follow @HRBlockNews on Twitter.

1 This financial target is not applicable to fiscal years 2021 and 2022 due to the financial impact of the pandemic.
2 Earnings before interest, tax, depreciation, and amortization from continuing operations (EBITDA) is a non-GAAP financial measure. Specific quantifications of the amounts that would be required to reconcile the company’s EBITDA growth financial principle to net income (the most directly comparable GAAP measure) for future periods are not available. Because of the variability of these and other items as well as the impact of future events on these items, management is unable to reconcile without unreasonable effort the expected range of EBITDA growth for the future to a comparable net income range.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “commits,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 in the section entitled “Risk Factors” and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com.In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations: Colby Brown (816) 854-4559, colby.brown@hrblock.com
Media Relations: Angela Davied (816) 854-5798, angela.davied@hrblock.com